UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 12, 2011

ACORN ENERGY, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-19771	22-2786081
(State or Other Jurisdiction	(Commission file Number)	(IRS Employer
of Incorporation)		Identification No.)

4 West Rockland, Montchanin, Delaware	19710
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (302) 656-1707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management
Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 12, 2011, the Board of Directors (the “Board”) of the registrant, Acorn Energy, Inc., appointed Richard Rimer, who currently serves as a member of the Board, to serve as Vice Chairman of the Board in a consulting capacity as an independent contractor for a term of six months commencing January 1, 2012 and ending June 30, 2012.  Mr. Rimer will be paid aggregate compensation of $125,000 for his services as Vice Chairman during such term with such compensation payable according to the Registrant’s normal payroll practices.  The registrant and Mr. Rimer will enter into a consulting agreement setting forth the terms of Mr. Rimer’s engagement.

Effective December 31, 2011, Mr. Rimer has resigned as a member of the Registrant’s Audit Committee and Nominating Committee.  The Board appointed Christopher Clouser, a member of the Board, as a member of the Nominating Committee effective December 12, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 15th day of December, 2011.

ACORN ENERGY, INC.

By:	/s/ Joe B. Cogdell, Jr.
Name:	Joe B. Cogdell, Jr.
Title:	Vice President, General Counsel & Secretary